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                                                                      EXHIBIT 99

Contact:   Timothy Gaylord
           President & CEO
           Mason State Bank and Capital Directions, Inc.
           (517) 676-0500



NEWS RELEASE . . .


FOR IMMEDIATE RELEASE - SEPTEMBER 27, 2001


                       CAPITAL DIRECTIONS, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM


MASON, MICHIGAN. The Board of Directors of Capital Directions, Inc., the holding company for Mason State Bank, at their regular monthly board meeting in September approved a Stock Redemption/Repurchase Program.

Timothy Gaylord, President & CEO, stated, "We believe that our current stock price does not reflect our long-term value. This program allows the Corporation to make an attractive investment and continue to manage capital." The Board of Directors authorized the repurchase of up to 25,000 shares of its outstanding common shares. Such purchases will be made subject to market conditions in the open market within the following 12 months.

Mason State Bank has served the Mason area since 1886. Capital Directions, Inc. common shares are traded in the over-the-counter market. Nick Bicking of Stifel, Nicolaus Company, Inc., George Pfleger of Raymond James & Assoc., Inc., Todd Stewart of Morgan Stanley Dean Witter, Helen Rubens of Monroe Securities, Inc., and Nick Bach of Howe Barnes Investments, Inc. make a market in the stock.


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